Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-253068 on Form S-8 of our report dated April 8, 2022, with respect to the consolidated financial statements of Atotech Ltd.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Berlin, Germany

April 8, 2022